EXHIBIT 4.17

CABINET GROW, INC.

SECRETARY’S CERTIFICATE

I, Matt Lee, hereby certify that I am the duly elected, qualified and acting Secretary of Cabinet Grow, Inc., a Nevada corporation (the “Company”), and I am authorized to execute this Secretary’s Certificate (this “Certificate”) on behalf of the Company. This Certificate is delivered in connection with that certain Securities Purchase Agreement dated June __, 2014 (the “Purchase Agreement”), by and between the Company and Chicago Venture Partners, L.P., a Utah limited partnership.

Solely in my capacity as Secretary, I certify that Schedule 1 attached hereto is a true, accurate and complete copy of all of the resolutions adopted by the Board of Directors of the Company (the “Resolutions”) approving and authorizing the execution, delivery and performance of the Purchase Agreement and related documents to which the Company is a party on the date hereof, and the transactions contemplated thereby. Such Resolutions have not been amended, rescinded or modified since their adoption and remain in effect as of the date hereof.

IN WITNESS WHEREOF, I have made this Secretary’s Certificate effective as of June 6, 2014.

Cabinet Grow, Inc.

/s/ Matt Lee

Printed Name: Matt Lee

Title: Secretary

Schedule 1

BOARD RESOLUTIONS

[attached]

CABINET GROW, INC.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

________________________

Effective June __, 2014

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APPROVAL OF FINANCING

WHEREAS, the Board of Directors (the “Board”) of Cabinet Grow, Inc., a Nevada corporation (the “Company”), has determined that it is in the best interests of the Company to seek financing in the amount of up to $1,500,000.00 through the issuance and sale to Chicago Venture Partners, L.P., a Utah limited partnership (the “Buyer”), of a Secured Convertible Promissory Note (the “Financing”);

WHEREAS, the terms of the Financing are reflected in a Securities Purchase Agreement substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”), a Secured Convertible Promissory Note issued by the Company in the original principal amount of $1,657,500.00 substantially in the form attached hereto as Exhibit B (the “Company Note”), a Security Agreement substantially in the form attached hereto as Exhibit C (the “Security Agreement”), a Warrant to Purchase Shares of Common Stock substantially in the form attached hereto as Exhibit D (the “Warrant”), an Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit E, a Share Issuance Resolution substantially in the form attached hereto as Exhibit F (“Share Issuance Resolution”), a Membership Interest Pledge Agreement substantially in the form attached hereto as Exhibit G, two (2) Secured Buyer Notes made by the Buyer in favor of the Company substantially in the form attached hereto as Exhibit H, two (2) Buyer Notes made by the Buyer in favor of the Company substantially in the form attached hereto as Exhibit I, certain Stock Pledge Agreements given by the Company’s stockholders for the benefit of the Buyer substantially in the form attached hereto as Exhibit J, and all other agreements, certificates, instruments and documents being or to be executed and delivered under or in connection with the Financing (collectively, the “Financing Documents”); and

WHEREAS, the Board, having received and reviewed the Financing Documents, believes that it is in the best interests of the Company and the stockholders to approve the Financing and the Financing Documents and authorize the officers of the Company to execute such documents.

NOW, THEREFORE, BE IT:

RESOLVED, that the Financing is hereby approved and determined to be in the best interests of the Company and its stockholders;

RESOLVED FURTHER, that the form, terms and provisions of the Financing Documents (including all exhibits, schedules and other attachments thereto) are hereby ratified, confirmed and approved;

RESOLVED FURTHER, that upon the issuance and delivery thereof in accordance with the Purchase Agreement, the Company Note and the Warrant shall be duly and validly issued;

RESOLVED FURTHER, that the Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance under the Company Note and the Warrant such number of shares of the Company’s common stock required under the Purchase Agreement (the “Share Reserve”);

RESOLVED FURTHER, that the fixed number of shares of Common Stock set forth in the Share Issuance Resolution to be reserved by the transfer agent (the “Transfer Agent Reserve”) is not meant to limit or restrict in any way the resolutions contained herein, including without limitation the calculation of the Share Reserve under the Purchase Agreement, as required from time to time;

RESOLVED FURTHER, that each of the officers of the Company be, and each of them hereby is, authorized to instruct the transfer agent to increase the Transfer Agent Reserve in increments of 1,000,000 shares, from time to time, to correspond to the Share Reserve; provided, however, that any decrease in the Transfer Agent Reserve will require the prior written consent of the Buyer;

RESOLVED FURTHER, that in the event of any conflict between these resolutions and the Share Issuance Resolution, these resolutions shall control;

RESOLVED FURTHER, that upon the issuance and delivery thereof in accordance with the Purchase Agreement, the Company Note and the Warrant; the Conversion Shares (as defined in the Company Note) and the Warrant Shares (as defined in the Warrant) shall be duly and validly issued, fully paid and nonassessable;

RESOLVED FURTHER, that each of the officers of the Company be, and each of them hereby is, authorized to execute and deliver in the name of and on behalf of the Company, each of the Financing Documents and any other related agreements (with such additions to, modifications to, or deletions from such documents as the officer approves, such approval to be conclusively evidenced by such execution and delivery), to conform the Company’s minute books and other records to the matters set forth in these resolutions, and to take all other actions on behalf of the Company as any of them deem necessary, required, or advisable with respect to the matters set forth in these resolutions;

RESOLVED FURTHER, that the Board hereby determines that all acts and deeds previously performed by the Board and other officers of the Company relating to the foregoing matters prior to the date of these resolutions are ratified, confirmed and approved in all respects as the authorized acts and deeds of the Company; and

RESOLVED FURTHER, that all prior actions or resolutions of the Company’s directors that are inconsistent with the foregoing are hereby amended, corrected and restated to the extent required to be consistent herewith.

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EXHIBITS ATTACHED TO BOARD RESOLUTIONS:

Exhibit	A PURCHASE AGREEMENT
Exhibit	B COMPANY NOTE
Exhibit	C SECURITY AGREEMENT
Exhibit	D WARRANT
Exhibit	E TRANSFER AGENT LETTER
Exhibit	F SHARE ISSUANCE RESOLUTION
Exhibit	G PLEDGE AGREEMENT
Exhibit	H SECURED BUYER NOTES
Exhibit	I BUYER NOTES
Exhibit	J STOCK PLEDGE AGREEMENTS